EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") effective as of the 24th day of July, 2001, by and between Disease Sciences, Inc., formerly know as AuctionAnything.com, Inc., a Delaware corporation (the "Seller") and Raymond J. Hotaling, an individual (the "Buyer").

                                    RECITALS:

         WHEREAS, Seller has been engaged in the business of providing Internet-related services including, (i) Internet Business Solutions, a service which establishes and hosts auctions, e-commerce and/or other dynamically driven web sites for other business and organization primarily in both the business-to-business and business-to-consumer markets, (ii) SportsAuction.com, an auction/e-commerce web site that has been licensed to Memories and Memorabilia, Inc., a third party fulfillment house, and (iii) Tish.net, an Internet service provider, all through its wholly-owned subsidiary, North Orlando Sports Promotions, Inc., a Florida corporation ("North Orlando").

         WHEREAS, the Seller has recently acquired all of the issued and outstanding capital stock of Disease S.I., Inc., a Florida corporation ("Disease"), which is a development stage biopharmaceutical/clinical diagnostics company whose long-term goal is to become a partially integrated pharmaceutical company with capabilities in research, drug development, clinical investigation, and regulatory affairs.

         WHEREAS, the Seller is a publicly-held company and Buyer is a former officer and director of Seller, and currently an officer and director of North Orlando.

         WHEREAS, the Buyer remains a shareholder of the Seller.

         WHEREAS, the Seller's Board of Directors believe that it is in the best interest of the Seller and that the success of the Seller will be better achieved by the concentration of its resources and management time in the development of the business and operations of Disease.

         WHEREAS, the Buyer has previously conducted the operations and business of North Orlando, and desires to conduct the operations of North Orlando as a separate business unrelated to the Seller.

         WHEREAS, the parties hereto believe that it is in the interest of the Seller to dispose of the assets and all of the liabilities associated with the conduct of operations of North Orlando.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                     SECTION 1 - SALE AND PURCHASE OF ASSETS

         1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, the Buyer will at the Closing (as hereinafter defined), acquire from the Seller (collectively the "Assets") all of the issued and outstanding capital stock of North Orlando, including (i) all of the rights and liabilities of North Orlando, (ii) all of the assets, tangible or intangible, associated with the business and operations of North Orlando including the web sites ("Web Sites") located at www.auctionanything.com,and www.sportsauction.com, and various domain names registered to the Seller, (iii) any and all rights, title or interest the Seller may have in and to the trade names "AuctionAnything.com" or "SportsAuction.com" including but not limited to any and trademarks, copyrights or other intellectual property related thereto, and (iv) all customer records and other documents, records, minute book of North Orlando and files, regardless of the form or medium in which they are maintained, which pertain to the Assets.

         Attached as Schedule 1.1 hereto and incorporated herein by such reference is a schedule of all of the Assets included in the purchase by Buyer pursuant to the terms and conditions of this Agreement.


         1.2 Assumption of Liabilities. As full and complete consideration for the purchase of the Assets, the Buyer shall assume all liabilities associated with the business and operations of North Orlando, or derived from the conduct of business activities by North Orlando prior to and subsequent to July 24, 2001. In addition, the Buyer shall assume all liabilities and obligations of the Seller not specifically contracted or previously assumed by the Seller if they pertain to the conduct of activities by North Orlando or were conducted for the benefit of North Orlando and whether or not such liabilities are reflected on the books or records of Seller on the date hereof or on the Closing Date (collective all of the aforementioned liabilities are collectively the "Liabilities"). Attached as Schedule 1.2 hereto and incorporated herein by such reference is a schedule of all of the Liabilities being assumed by Buyer pursuant to the terms and conditions of this Agreement. The Buyer represents and warrants to the Seller that the $30,000 previously lent to the Seller by Seller's current management has been utilized by the Buyer, in his former role as management of the Seller, to reduce the amounts due by Seller to KPMG.

Accordingly, the Buyer is not assuming the $30,000 as a component of the Liabilities. Likewise, the Buyer and Martin Meads, a former officer and director of the Seller, have each executed immediately prior to the Closing a forgiveness of certain accrued payroll in the aggregate amount of $91,500 due from Seller, and, accordingly, such liability is not being assumed by the Buyer. The parties agree to proceed in good faith to identify all liabilities associated with the conduct of operations of the Seller and North Orlando which pertain to North Orlando and to make good faith allocations in the event of any uncertainty as to responsibility for such liabilities by the Seller and North Orlando.

                             SECTION 2. THE CLOSING

         2.1 The Closing and the transfer of title to and possession of the Assets and assumption of the Liabilities shall take place on July 24, 2001 (the "Closing Date"). Both parties will execute and deliver at the Closing all instruments reasonably required to carry out the terms and intent of this Agreement.

         2.2 At Closing, the Seller shall deliver to the Buyer (i) all of Seller's right, title and interest in and to 708.33 uncertificated shares of North Orlando purchased by Buyer pursuant to this Agreement, and (ii) such deeds, bills of sale, endorsements, assignments (except those which shall be the responsibility of Buyer as set forth in Section 2.3 hereof), and other good and sufficient instruments of conveyance, transfer and assignment as reasonably requested by Buyer in order to vest in Buyer all the right, title and interest of Seller in and to the Assets to be transferred pursuant to this Agreement. At or after the Closing, and without further consideration, Seller will execute and deliver such further instruments of conveyance and transfer and take such other action as Buyer may reasonably request in order to convey and transfer to Buyer any of the Assets, to be transferred pursuant to this Agreement, or to quiet Seller's title thereto.

         2.3 At Closing, the Buyer shall deliver to Sellers assignments to North Orlando of the contracts set forth on Schedule 2.3 attached hereto and incorporated herein by such reference. Seller acknowledges that Buyer may not have received the assignments executed by each of Memories & Memorabilia, Inc., Showcases USA, DotCom, Inc., Numismatic Consultants and GoldOnline.com prior to the Closing, and Buyer has agreed to use his best efforts to deliver such assignments within five (5) days after the Closing. Subsequent to the Closing Date, the Seller shall execute such additional documents and take such additional actions as are reasonably necessary to facilitate the transactions contemplated by this Agreement.

         2.4 Within five (5) business days following the Closing Date, the Buyer shall remove, or caused to be removed, from the Web Sites any references to or information concerning the Seller, including but not limited all contact information, investor relations contacts, historical description of the company, and press releases, as well as any and all references to "AuctionAnything.com, Inc." as a corporate entity. Without limiting the foregoing, the Buyer shall revise, or cause to be revised, the Web Sites so that a visitor to the site(s) will not see any information which could lead such visitor to believe the site was owned or operated by the Seller.

         2.5 For a period of three (3) years from the Closing Date, the Buyer shall maintain all corporate and financial records of North Orlando for all periods prior to the Closing Date in good order and shall (i) provide access to such documents at such time and from time to time as shall be requested by the Seller, and (ii) cooperate at Seller's expense with the Seller or Seller's agents in the preparation of any financial statements of Seller for either prior fiscal periods preceding the Closing Date, or for subsequent fiscal periods after the Closing Date in which information concerning North Orlando and its operations is necessary in the opinion of Seller.

               SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller, to the best of its knowledge, makes the representations and warranties to Buyer set forth below.

         3.1 Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 Corporate Power of Seller. Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

         3.3 Due Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of Seller. This Agreement is a valid and binding agreement of Seller, enforceable against the Seller in accordance with its terms.

         3.4 No Consents. No governmental filings, authorizations, approvals or consents are required to permit Seller to fulfill its obligations under this Agreement.

         3.5 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation of Seller; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which the Seller is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Seller, or upon the properties or business of the Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the Seller.

         3.6 Compliance with Laws. Seller has complied in all material respects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to the Assets.

         3.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller in respect of, or in connection with, the Assets or Liabilities; and there is no action, suit, claim or legal, administrative or arbitration proceeding or, to the best knowledge of Seller after due inquiry, any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, which would effect the Assets and the Liabilities.

         3.8 Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyers could become liable or obligated.

               SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer, to the best of his knowledge, represents and warrants to Seller as follows:

         4.1 Due Authority. Buyer has all power and authority necessary to enable him to carry out the transactions contemplated by this Agreement. This Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         4.2 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Buyer is a party; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Buyer, or upon the properties or business of Buyer; or (iii) violate any statute, law or regulation of any jurisdiction applicable to Buyer.

         4.3 Brokers' Fees. Buyer nor his affiliates has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                           SECTION 5. INDEMNIFICATION

         5.1 Obligation to Indemnify. Buyer agree to (i) indemnify, defend and hold harmless Seller and its directors, officers, employees, affiliates and assigns from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorney's fees and disbursements) ("Loss") and (ii) reimburse the Seller for any legal or other expense reasonably incurred in connection with investigating and defending against any such Loss to which such indemnity obligation applies, arising out of or otherwise due to:

                  5.1.1 Any failure by Buyer to fulfill the obligations undertaken by him in connection with the transactions contemplated by this Agreement, including, but not limited to, any failure by Buyer to pay in full according to the terms in effect as of the date of this Agreement all Liabilities assumed by them as set forth in Section 1.2 hereof or any failure by Buyer to fulfill the terms and conditions of the contracts assigned to Buyer pursuant to the provisions of Sections 1.1 and 2.3 hereof;

                  5.1.2 All obligations and claims arising out of the Buyer not obtaining assignments to all of the contracts described in Section 2.3 hereof prior to Closing; and

                  5.1.3 Facts or circumstances existing after the Closing Date which give rise to claims by any third parties against Seller, including (but not limited to) any claims arising with respect to the Assets, and claims in connection with Liabilities specifically assumed by Buyer hereunder.

          The foregoing indemnity agreements will be in addition to any liability which the Seller may otherwise have. The future sale, transfer or assignment by the Buyer of any of the Assets acquired hereunder or any of the Liabilities assumed by the Buyer shall not serve as a waiver or mitigation of Buyer's obligations to indemnify Seller as herein set forth.

         5.2 Claims by Third Parties. Promptly after receipt by Seller of notice of any demand, claim or circumstances which, with the lapse or time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, Seller shall give notice thereof (the "Claims Notice") to Buyer. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (if stated) of the Loss that has been or may be suffered by Seller.

         5.3 Opportunity to Defend. Buyer may elect to compromise or defend, at their own expense and by his own counsel, any Asserted Liability. If Buyer elects to compromise or defend such Asserted Liability, he shall within thirty
(30) days (or sooner, if the nature of the Asserted Liability so requires) notify Seller of his intent to do so, and Seller shall cooperate, at the expense of Buyer, in the compromise of, or defense against, such Asserted Liability. Seller may elect to participate at its own expense, in the defense of such Asserted Liability. If Buyer elects not to compromise or defend the Asserted Liability, fails to notify Seller of his election as herein provided, contests his obligations to indemnify under this Agreement, or at any time fails to pursue in good faith the resolution of any Asserted Liability, in the sole opinion of Seller, then Seller may, upon thirty (30) days notice to Buyer pay, compromise or defend any such Asserted Liability. Buyer shall then promptly reimburse the Seller for all amounts paid in connection with such Loss. If Buyer choose to defend any claim, Seller shall make available to Buyer any books, records or other documents or personnel within its control that are necessary or appropriate for such defense.

                            SECTION 6. MISCELLANEOUS

         6.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

         If to Seller:              Disease Sciences, Inc.
                                    20283 State Road 7
                                    Suite 400
                                    Boca Raton, Florida  33498

         If to Buyer:               35 West Pine Street
                                    Suite 227
                                    Orlando, Florida 32801

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

         6.2 Entire Agreement. This Agreement and any collateral agreement executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         6.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

         6.4 Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida, has been brought in an inconvenient forum.

         6.5 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         6.6 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute but one and the same document.

         6.8 Independent Legal Counsel. The parties have either (i) been represented by independent legal counsel in connection with the negotiation and execution of this Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so, and by execution of this Agreement has waived such right.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        SELLER:

                                        DISEASE SCIENCES, INC.

                                       By:
                                           -------------------------------------
                                           Dr. Wayne Goldstein
                                           Chief Executive Officer and President

                                        BUYER:


                                           Raymond J. Hotaling